NEUBERGER BERMAN ALTERNATIVE FUNDS
MANAGEMENT AGREEMENT

SCHEDULE A

SERIES OF NEUBERGER BERMAN ALTERNATIVE FUNDS

Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Flexible Select Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Global Long Short Fund
Neuberger Berman Inflation Managed Fund
Neuberger Berman Long Short Credit Fund
Neuberger Berman Long Short Fund
Neuberger Berman Long Short Multi-Manager Fund
Neuberger Berman Multi-Asset Income Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

Date: September 13, 2016

NEUBERGER BERMAN ALTERNATIVE FUNDS
 MANAGEMENT AGREEMENT
SCHEDULE B
RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets
Neuberger Berman Absolute Return Multi-Manager Fund
1.700% of the first $250 million
1.675% of the next $250 million
1.650% of the next $250 million
1.625% of the next $250 million
1.600% of the next $500 million
1.575% of the next $2.5 billion
1.550% in excess of $4 billion

Neuberger Berman Flexible Select Fund
0.600% of the first $250 million
0.575% of the next $250 million
0.550% of the next $250 million
0.525% of the next $250 million
0.500% of the next $500 million
0.475% of the next $1 billion
0.450% in excess of $4 billion

Neuberger Berman Global Allocation Fund	0.650% of the first $1 billion 0.625% of the next $1 billion 0.600% in excess of $2 billion
Neuberger Berman Global Long Short Fund
1.25% of the first $250 million
1.225% of the next $250 million
1.200% of the next $250 million
1.175% of the next $250 million
1.150% of the next $500 million
1.125% of the next $1 billion
1.100% in excess of $4 billion

Neuberger Berman Inflation Managed Fund*
0.650% of the first $250 million
0.625% of the next $250 million
0.600% of the next $250 million
0.575% of the next $250 million
0.550% of the next $500 million
0.525% of the next $2.5 billion
0.500% in excess of $4 billion

Neuberger Berman Long Short Credit Fund	0.800%
Neuberger Berman Long Short Fund	1.200% of the first $250 million 1.175% of the next $250 million

1.150% of the next $250 million 1.125% of the next $250 million 1.100% of the next $500 million 1.075% of the next $2.5 billion 1.050% in excess of $4 billion
Neuberger Berman Long Short Multi-Manager Fund
1.700% of the first $250 million
1.675% of the next $250 million
1.650% of the next $250 million
1.625% of the next $250 million
1.600% of the next $500 million
1.575% of the next $2.5 billion
1.550% in excess of $4 billion

Neuberger Berman Multi-Asset Income Fund
0.450% of the first $250 million
0.425% of the next $250 million
0.400% of the next $250 million
0.375% of the next $250 million
0.350% of the next $500 million
0.325% of the next $2.5 billion
0.300% in excess of $4 billion

Neuberger Berman Risk Balanced Commodity Strategy Fund**
0.700% of the first $250 million
0.675% of the next $250 million
0.650% of the next $250 million
0.625% of the next $250 million
0.600% of the next $500 million
0.575% of the next $2.5 billion
0.550% in excess of $4 billion

Neuberger Berman U.S. Equity Index PutWrite Strategy Fund	0.450%
*To the extent Neuberger Berman Inflation Managed Fund (“Inflation Managed Fund”) invests its assets in any wholly owned subsidiary of Inflation Managed Fund advised by the Manager (“Inflation Managed Fund Subsidiary”), the amount of the advisory fee payable to the Manager under this Agreement as calculated pursuant to the Rate of Compensation set forth above will be reduced by the amount of any advisory fee that the Manager receives from the Inflation Managed Fund Subsidiary.  When calculating asset levels for purposes of determining the Rate of Compensation of Inflation Managed Fund, asset levels are based on the average daily net assets of Inflation Managed Fund, including the assets invested in the Inflation Managed Fund Subsidiary.

**To the extent Neuberger Berman Risk Balanced Commodity Strategy Fund (“Commodity Strategy Fund”) invests its assets in Neuberger Berman Cayman Commodity Fund I Ltd., a wholly owned subsidiary of Commodity Strategy Fund, or in any other wholly owned subsidiary of Commodity Strategy Fund advised by the Manager (collectively, “Commodity Strategy Fund Subsidiary”), the amount of the advisory fee payable to the Manager under this Agreement as calculated pursuant to the Rate of Compensation set forth above will be reduced by the amount of any advisory fee that the Manager receives from the Commodity Strategy Fund Subsidiary.  When calculating asset levels for purposes of determining the Rate of Compensation of

Commodity Strategy Fund, asset levels are based on the average daily net assets of Commodity Strategy Fund, including the assets invested in the Commodity Strategy Fund Subsidiary.

Date: September 13, 2016